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                                                                     EXHIBIT 4.3

MHC Operating Limited Partnership
c/o Manufactured Home Communities, Inc.
Two North Riverside Plaza, Suite 800
Chicago, Illinois 60606

Ladies and Gentlemen:

      The undersigned is contributing property (the "Contributed Assets") to MHC Operating Limited Partnership ("MHC"), a limited partnership formed under the Illinois Revised Uniform Limited Partnership Act, of which MHC Trust, a Maryland real estate investment trust, is the sole general partner (the "General Partner"). MHC intends to operate in accordance with the Second Amended and Restated Partnership Agreement dated as of March 15, 1996 (as amended from time to time in accordance with the terms thereof, the "Partnership Agreement").

      The undersigned has been furnished certain publicly filed documents of the General Partner (collectively, the "Information Statement"), which are being provided in connection with the offering (the "Offering") of partnership interests ("OP Units") in MHC. The OP Units are to be issued in exchange for the contribution to MHC of the Contributed Assets.

                                   Section 1.

      1.1 Subscription. The undersigned hereby subscribes for OP Units as indicated on the counterpart signature page hereof. In respect of this subscription, the undersigned herewith delivers to MHC (i) two executed original signature pages of this Subscription Agreement, and (ii) a fully completed Investor Information Sheet, Account Information Sheet, and Accredited Investor Questionnaire, attached as EXHIBITS A, B AND C, respectively.

      1.2 Acceptance or Rejection of Subscription. MHC reserves the right to reject this subscription, in whole but not in part, in the sole discretion of MHC, if MHC determines that the offer or sale of OP Units to the undersigned will be made under circumstances that would cause the exemption referred to in
Section 2.1(c)(i) below to be lost. In the event such a determination is made, the undersigned acknowledges and agrees that MHC may reject this subscription even if it accepts other subscriptions by other investors. With respect to persons being offered OP Units, if MHC rejects this subscription pursuant to this Section 1.2, the undersigned understands and agrees that he will receive cash in lieu of OP Units and neither the General Partner nor MHC shall have any further obligation hereunder. Subject to the foregoing and compliance by the undersigned with all of the terms and provisions hereof, this subscription will be accepted by MHC if the "Closing" occurs under the Offering.

                                   Section 2.

      2.1 Investor Representations and Warranties. The undersigned hereby acknowledges, represents and warrants to, and agrees with MHC as follows, which acknowledgments will be true and correct as of the closing of the transaction whereby MHC acquires the Contributed Assets (the "Closing Date"):

            (a) Authorization. This Subscription Agreement constitutes a valid and legally binding obligation on the part of the undersigned, enforceable in accordance with its

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terms except as affected by (i) bankruptcy law, and (ii) equitable principles.
The undersigned represents that he, she or it has full power and authority to enter into this Subscription Agreement.

            (b)   Accredited Investor; No Advertisement or Solicitation.

                  (i) The undersigned is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and further represents and warrants that the information provided by the undersigned in the Accredited Investor Questionnaire attached as Exhibit C is true and correct as of the date hereof.

                  (ii) The undersigned acknowledges that the offer and sale of the OP Units to him, her or it has not been accomplished by any form of general solicitation or general advertising, including, but not limited to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

            (c)   Restrictions on Transfer.

                  (i) The undersigned understands and acknowledges that the OP Units have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions thereof which exemption depends upon, among other things, the bona fide nature of the investment intent of the undersigned as expressed herein and the other representations of the undersigned set forth herein.

                  (ii) The undersigned understands and acknowledges that none of the OP Units or the securities into which OP Units may be exchanged have been registered under the Securities Act or registered or qualified under the securities laws of any state and none may be sold, transferred, assigned, pledged or hypothecated absent an effective registration thereof under such Securities Act or an opinion of counsel, which opinion is satisfactory in form and substance to MHC and its counsel, to the effect that such registration is not required under said Securities Act or such states or that such transaction complies with the rules promulgated by the Securities and Exchange Commission under said Securities Act or such states. The undersigned understands and acknowledges that he, she or it must bear the economic risks of this investment resulting from such limitations.

                  (iii) The undersigned understands and acknowledges that the sale, transfer or other disposition of the OP Units is further restricted by the provisions of this Agreement and the Partnership Agreement.

                  (iv) In accordance with the Partnership Agreement, OP Units may be exchanged for common shares of Manufactured Home Communities, Inc., a Maryland corporation ("Parent"), $.01 par value per Share ("Common Shares"). Common Shares also will not have been registered under the Securities Act (unless the Parent elects to

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      register the Common Shares) and the General Partner and Parent will also rely upon the representations of the undersigned as to investment intent and otherwise with respect to the issuance of any Common Shares. The restrictions referred to as being applicable to unregistered OP Units in paragraphs (a) through (c) of this Section 2 will also apply to any unregistered Common Shares.

                  (v) The undersigned is aware of the provisions of Rule 144 promulgated under the Securities Act, pursuant to which the undersigned may be able to sell Common Shares, subject to certain exceptions, one year after they receive such Common Shares so long as certain current public information is available about the issuer, the sale is through a broker in an unsolicited "broker's transaction" and that the undersigned does not sell, in any three-month period, more than the greater of 1% of the outstanding Common Shares or the average weekly trading volume of Common Shares for the four-week period preceding the sale. The undersigned generally will be able to sell the Common Shares without regard to any volume or other limitations discussed above beginning two years after they receive the Common Shares, unless they are affiliates of the Company (i.e., a person controlling, controlled by or under common control with the Company). Affiliates of the Company will continue to be subject to the volume limitations on unregistered sales following the expiration of the two-year period. The one and two-year periods are measured from the date Common Shares are received, not from the date OP Units are received. The preceding description is a general summary of the restrictions of Rule 144, and the undersigned should consult with his or her own legal advisor to ensure compliance with all of the requirements of applicable federal and state securities laws and regulations. In this connection, the undersigned understands Rule 144 may or may not be available for the resale of the OP Units and the undersigned should consult an attorney with regard to the availability of Rule 144. Common Shares are subject to the reporting requirements under the Securities Exchange Act of 1934 and upon notice of issuance have been listed for trading on the New York Stock Exchange. The undersigned further understands and acknowledges that, with respect to Common Shares, while the General Partner believes that the Parent satisfies the conditions of Rule 144 on the date it accepts this subscription, there can be no assurance that it will meet such conditions one year following the issuance of Common Shares (the first date when sales under this rule would be permitted). In the event not all of the requirements of Rule 144 are met, registration under the Securities Act or some other registration exemption will be required for any disposition of Common Shares. The undersigned understands that although Rule 144 is not exclusive, the Securities and Exchange Commission (the "Commission") has expressed its opinion that persons proposing to sell restricted securities received in an offering other than a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales that such persons and the brokers who participate in the transactions do so at their own risk.

            (d) Disclosure of Information. The undersigned and/or the undersigned's purchaser representative or personal advisor, as the case may be:

                  (i) has been furnished the Information Statement and any documents which may have been made available upon request, has carefully read the public

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      documents constituting the Information Statement and understands and has evaluated the risks of an investment in the OP Units, and has relied solely (except as indicated in subsections (ii) and (iii) below) on the information contained in the public documents constituting the Information Statement;

                  (ii) has been provided an opportunity to obtain any additional information requested concerning the OP Units, MHC, the General Partner and Parent;

                  (iii) has been given the opportunity to ask questions of, and receive answers from, the General Partner and MHC concerning the terms and conditions of this subscription, the Partnership Agreement, and other matters pertaining to this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in the public documents constituting the Information Statement or that which was otherwise provided in order for him, her or it to evaluate the merits and risks of an investment in MHC to the extent the General Partner or MHC possesses such information or can acquire it without unreasonable effort or expense, and has not been furnished any other offering literature or prospectus on which they are entitled to rely except as mentioned herein or in the public documents constituting the Information Statement; and

                  (iv) has determined that the OP Units are a suitable investment for him, her or it and that at this time he, she or it could bear the economic risk of the investment.

            (e) Investment Experience. The undersigned represents that he, she or it has such knowledge and experience in financial and business matters as to be capable of evaluating alone, or together with his, her or its purchaser representative or personal advisor, the merits and risks of an investment in the OP Units and protecting his, her or its own interests in connection with the investment and has obtained, in his, her or its judgment, alone, or together with his, her or its purchaser representative or personal advisor sufficient information from the General Partner or MHC to evaluate the merits and risks of an investment in the OP Units. The undersigned has not utilized any person as his, her or its purchaser representative or professional advisor in connection with evaluating such risks and merits. The undersigned acknowledges that he, she or it has the financial ability to bear the economic risk of his, her or its investment in MHC (including his, her or its possible loss), has adequate means for providing for his, her or its current needs and personal contingencies and has no need for liquidity with respect to the investment in MHC. If other than an individual, the undersigned also represents it has not been organized solely for the purpose of acquiring the OP Units.

            (f) Purchase Entirely for Own Account. This Subscription Agreement is made with the undersigned solely in reliance upon his, her or its representation to MHC, which by the undersigned's execution of this Subscription Agreement he, she or it hereby confirms, that the OP Units to be received by the undersigned will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that he, she or it has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Subscription Agreement, the undersigned further represents that he, she or it does not have any contract,

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undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the OP Units.

            (g) Further Limitations on Disposition. Without in any way limiting the representations set forth above, the undersigned further agrees not to (a) make any disposition of all or any portion of the OP Units owned by the undersigned, except for the exchange of OP Units for Common Shares:

                        (i) unless and until there is then in effect a
            registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

                        (ii) unless and until (A) the undersigned shall have
            notified MHC of the proposed disposition and shall have furnished MHC with a detailed statement of the circumstances surrounding the proposed disposition and (B) if requested by MHC, the undersigned shall have furnished MHC with an opinion of securities counsel, satisfactory to MHC and its counsel, that such disposition will not require registration of such securities under the Securities Act; or

            (b) sell, transfer or otherwise dispose of any OP Units to any person or entity whom the General Partner determines in its sole discretion, is not an "accredited investor" within the meaning of Regulation D of the Securities Act; or

            (c) for a period of one (1) year from the date of this Agreement, pledge, hypothecate or collectively assign to any other person or entity any of the OP Units.

            (h) Legends. To the extent applicable, any certificate issued in respect of any OP Units or Common Shares issued in exchange for OP Units, shall be endorsed with the legends substantially in the form set forth below, and the undersigned covenants that, except to the extent such restrictions are waived by MHC, the undersigned shall not transfer any OP Units or Common Shares received in exchange therefor without complying with the restrictions on transfer described in such legends:

                        (i) "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
            REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATES AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY IN FORM AND SUBSTANCE TO THE PARTNERSHIP, AND ITS COUNSEL, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR SUCH STATES OR THAT SUCH TRANSACTION COMPLIES WITH THE RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT OR SUCH STATES."

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                        (ii) "THE SECURITIES HEREBY REPRESENTED ARE SUBJECT TO,
            AND MAY NOT BE TRANSFERRED WITHOUT COMPLYING WITH, CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN THE PARTNERSHIP AGREEMENT. A COPY OF SAID AGREEMENT MAY BE INSPECTED AT THE OFFICES OF THE PARTNERSHIP."

                        (iii) Any legend required by any applicable state
            securities law, or the several agreements for the acquisition of the Contributed Assets by MHC to be entered into between the General Partner, MHC, and the undersigned at or about the Closing Date.

            (i) Investor Awareness. The undersigned acknowledges, agrees and is aware that:

                  (i) MHC's financial and operating history is limited to the period since March 3, 1993;

                  (ii) no federal or state agency has passed upon the OP Units or the Common Shares or made any finding or determination as to the fairness of this investment;

                  (iii) there are substantial risks of loss of investment incidental to the purchase of the OP Units;

                  (iv) the investment in MHC or the Common Shares is an illiquid investment and the undersigned must bear the economic risk of investment in the OP Units, or the Common Shares for an indefinite period of time;

                  (v) this Agreement and the Partnership Agreement contain substantial restrictions on transferability of the OP Units and Common Shares;

                  (vi) neither the General Partner, MHC, nor any of their affiliates or representatives has provided the undersigned with any investment, tax, legal, regulatory or accounting advice with respect to the investment in or ownership of OP Units or Common Shares; and

                  (vii) the representations, warranties, agreements, undertakings and acknowledgments made by the undersigned in this Subscription Agreement (including without limitation the exhibits thereto) are made with the intent that they be relied upon by MHC and the General Partner in determining the undersigned's suitability as a purchaser of the OP Units, and shall survive its admission as a limited partner in MHC. In addition, the undersigned undertakes to notify the General Partner immediately of any change in any representation, warranty or other information relating to the undersigned set forth herein.

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                                   Section 3.

      3.1 Modification. Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

      3.2 Notices. All notices, payments, demands or other communications given hereunder shall be deemed to have been duly given and received (i) upon personal delivery or (ii) in the case of notices sent within, and for delivery within, the United States, as of the date shown on the return receipt after mailing by registered or certified mail, return receipt requested, postage prepaid, or (iii) the second succeeding business day after deposit with Federal Express or other equivalent air courier delivery service, unless the notice is held or retained by the customs service, in which case the date shall be the fifth succeeding business day after such deposit as follows:

                  If to the undersigned:

                           Charles H. Williams
                           2525 East Camelback Road
                           Suite 700
                           Phoenix, AZ 85016
                           Telephone: (602) 912-8952
                           Telecopy: (602) 912-8945

                  with a copy to:

                           Gallagher & Kennedy, P.A.
                           2575 East Camelback Road
                           Phoenix, Arizona 85016-9225
                           Telephone: (602) 530-8281
                           Telecopy: (602) 530-8500
                           Attention: Michael W. Murphy, Esq.

                  If to MHC:

                           MHC OPERATING LIMITED PARTNERSHIP
                           c/o Manufactured Home Communities, Inc.
                           Suite 800
                           Two North Riverside Plaza
                           Chicago, Illinois 60606
                           Telephone: (312) 279-1400
                           Telecopy: (312) 279-1715
                           Attention: General Counsel

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                  With a copy to:

                           Katten Muchin Zavis Rosenman
                           525 West Monroe Street
                           Suite 1600
                           Chicago, IL 60661
                           Telephone: (312) 902-5532
                           Telecopy: (312) 577-8668
                           Attention: Daniel J. Perlman, Esq.

      3.3 Binding Effect. Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the undersigned is more than one person, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

      3.4 Entire Agreement. This Subscription Agreement, that certain Contribution Agreement between the undersigned and the Partnership dated as of the date hereof (the "Contribution Agreement"), and the Partnership Agreement, contain the entire agreement of the parties with respect to this subscription, and there are no representations, covenants or other agreements except as stated or referred to herein or therein.

      3.5 Assignability. This Subscription Agreement is not transferable or assignable by the undersigned.

      3.6 Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

      3.7 Gender. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

      3.8 Counterparts. This Subscription Agreement may be executed through the use of separate signature pages or in counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on the parties hereto, notwithstanding that the parties hereto are not signatories to the same counterpart.

      3.9 Further Assurances. The undersigned will, from time to time, execute and deliver to the General Partner or MHC all such other and further instruments and documents and take or cause to be taken all such other and further action as the General Partner or MHC may reasonably request in order to effect the transactions contemplated by this Agreement.

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                        MHC OPERATING LIMITED PARTNERSHIP

                             SUBSCRIPTION AGREEMENT
                           COUNTERPART SIGNATURE PAGE

      The undersigned, desiring to enter into this Subscription Agreement for the subscription of the number of OP Units indicated below, hereby agrees to all of the terms and provisions of this Subscription Agreement and agrees to be bound by all such terms and provisions.

      The undersigned has executed this Subscription Agreement as of the ______ day of May, 2004.

With respect to OP Units:
Number of OP Units being Subscribed: 65,466 The Number of OP Units determined in accordance with the Contribution
                                            Agreement.

/s/ Charles H. Williams
------------------------------
Name: Charles H. Williams, Trustee of the Williams
Family Revocable Living
Trust dated May 19, 2003

Agreed and Accepted this ____ day of May, 2004.

MHC OPERATING LIMITED PARTNERSHIP,
an Illinois limited partnership

By:   MHC TRUST, a Maryland real estate
      investment trust, its General Partner

      By: /s/ David W. Fell
          ----------------------------
      Name: David W. Fell
      Title: Vice President